UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 26, 2019

Commission File Number:  0-21660

PAPA JOHN’S INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	61-1203323
(State or other jurisdiction of	(I.R.S. Employer Identification
incorporation or organization)	Number)

2002 Papa Johns Boulevard

Louisville, Kentucky 40299-2367

(Address of principal executive offices)

(502) 261-7272

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common stock, $0.01 par value	PZZA	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on August 27, 2019, Robert Lynch succeeded Steve M. Ritchie as President and Chief Executive Officer of Papa John’s International, Inc. (the “Company”). On September 6, 2019, Mr. Ritchie resigned from the Board of Directors of the Company (the “Board”).

On September 6, 2019, Mr. Ritchie and the Company entered into an Agreement and Release (the “Release”) relating to his separation from the Company. Under the terms of the Release and subject to Mr. Ritchie’s continued compliance with, among other things, his confidentiality and non-competition requirements and a general release of claims in favor of the Company, Mr. Ritchie will be entitled to severance benefits consistent with a termination without cause under his Employment Agreement with the Company, including continuation of his base salary for a period of eighteen (18) months; payment of a pro-rated portion of his annual bonus under the Company’s Management Incentive Plan for the period from December 31, 2018 through the date of Mr. Ritchie’s separation, subject to the achievement of the applicable performance metrics; pro-rated vesting of Mr. Ritchie’s 2019 performance-based restricted stock unit award, subject to the achievement of the applicable performance metrics at the end of the three-year performance period; six (6) months of additional service credit for time-based equity awards from and after the end of service with the Company; payment for credited and unused vacation days under the Company’s existing policies; and executive outplacement services.

In addition, on September 6, 2019, the Company and Mr. Ritchie entered into an Independent Contractor Agreement (the “Contractor Agreement”), pursuant to which Mr. Ritchie will be available to provide consulting services in order to assist with transition matters related to his former role in the Company and to assist with franchisee relations and other matters as requested by the Board or the Company. The Contractor Agreement has a term ending April 30, 2020, unless earlier terminated under certain circumstances. Under the Contractor Agreement, Mr. Ritchie will be paid a retainer of $1,000 per month plus $250 per hour for services performed. During the term of the Contractor Agreement, Mr. Ritchie will be deemed to continue in service with the Company for purposes of his existing equity awards.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit
Number	Description
10.1	Independent Contractor Agreement dated September 6, 2019 by and between the Company and Steve M. Ritchie
104	Cover page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL Document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAPA JOHN'S INTERNATIONAL, INC.
(Registrant)

Date: September 6, 2019	/s/ Caroline M. Oyler
Caroline M. Oyler
Senior Vice President, Chief Legal & Risk Officer